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                                                                  EXHIBIT 3.3



                           ARTICLES OF INCORPORATION

                                       OF

                        CORPORATE TECHNOLOGIES USA, INC.

     The undersigned, being of full age and for the purpose of forming a corporation under Minnesota Statutes Chapter 302A, does hereby adopt the following Articles of Incorporation:


                                   ARTICLE I

                                      NAME

         The name of this corporation shall be Corporate Technologies USA, Inc.


                                   ARTICLE II

                                REGISTERED OFFICE

     The location and address of this corporation's registered office in this state shall be 9449 Science Center Drive, New Hope, MN 55428.


                                   ARTICLE III

                                AUTHORIZED CAPITAL

     The total authorized number of shares of this corporation is 10,000.  All
common stock shall have the par value of one cent ($.01) per share.   The Board
of Directors has the authority to establish more than one class or series of shares and to fix the relative rights and preferences of any such different class or series.


                                   ARTICLE IV

                           CUMULATIVE VOTING PROHIBITION

              Shareholders shall have no rights of cumulative voting.


                                   ARTICLE V

                          PREEMPTIVE RIGHTS PROHIBITION

     Shareholders shall have no rights, preemptive or otherwise, under Minnesota statutes Section 302A.413 (or similar provisions of future law) to acquire any part of any unissued shares or other securities of this corporation or any rights to purchase shares or other securities of this corporation before the corporation may offer them to other persons.


                                   ARTICLE VI

                                  INCORPORATOR

           The name and address of the incorporator of this corporation is:

                                Jennifer C. Debrow
                                3400 City Center
                                33 South Sixth Street
                                Minneapolis, Minnesota  55402


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                                   ARTICLE VII

                         LIMITATION OF DIRECTOR LIABILITY

     A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (i) liability based on a breach of the duty of loyalty to the corporation or the shareholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability based on the payment of an improper dividend or an improper repurchase of the corporation's stock under Minnesota Statutes Section 302A.559 or on the sale of unregistered securities or securities fraud under Minnesota Statutes Section 80A.23; or (iv) liability for any transaction from which the director derived an improper personal
benefit.   If Minnesota Statutes Chapter 302A hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by Minnesota Statutes Chapter 302A, as amended. Any repeal or modification of this Article by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

                                   ARTICLE VIII

                        DIRECTORS ACTION BY WRITTEN CONSENT

     Any action required or permitted to be taken at a meeting of the Board of Directors may be taken by written action signed by all of the directors then in office, unless the action is one which need not be approved by the shareholders, in which case such action shall be effective if signed by the number of directors that would be required to take the same action at a meeting at which all directors were present.

     IN WITNESS WHEREOF, the undersigned has set her hand as of December 22, 1999.



                                            /s/ Jennifer C. Debrow
                                            ----------------------------------
                                            Jennifer C. Debrow, Incorporator



                                     [SEAL]




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